Exhibit 10.10

LEASE

4-24-, 2006

1. BASIC LEASE TERMS AND PROVISIONS

A. LANDLORD: Ridgeway Officentre Associates Limited Partnership
c/o Finsilver/Friedman Management Corporation
34975 W. Twelve Mile Road, Suite 100
Farmington Hills, Michigan 48331

B. TENANT: Eternal Image, Inc.
28175 Haggerty Road
Novi, Michigan 48377

C. PREMISES: Suite No. 130 ("Premises") located on the first floor in the office building ("Building") at 28800 Orchard Lake Road, Farmington Hills, Michigan consisting of approximately 2,021 rentable square feet, and shown on Exhibit "A" of this Lease. All measurements of building area shall be per the American National Standard method for measuring floor area in office buildings, ANSI Z65.1-1996, also known as "BOMA Standard" applied on a building wide basis.

D. TERM: Commencement Date: When possession of the Premises is delivered to Tenant, or such other date as set forth in Paragraph 5 hereof.

Expiration Date: Sixty-five (65) months from the Commencement Date, or such other date as set forth in Paragraph 5 hereof.

E. BASE RENT:

	Monthly	Annually
Months 1-3	FREE	
Months 4-15	\$3,157.81	\$37,893.75
Months 16-27	\$3,326.23	\$39,914.75
Months 28-39	\$3,326.23	\$39,914.75
Months 40-51	\$3,410.44	\$40,925.25
Months 52-63	\$3,494.65	\$41,935.75
Months 64-65	FREE	

F. SECURITY DEPOSIT: \$3,494.65, payable upon Tenant's execution of this Lease.

G. USE: General office.

H. OPERATING EXPENSE BASE: 2006 calendar year.

2. PREMISES: Landlord, in consideration of the rents to be paid and the undertakings to be performed by the above-named Tenant, leases to Tenant the above-described Premises for the above-stated Term, together with the non-exclusive right to use the parking areas and other common areas which may be designated by Landlord from time to time for use in connection with the Premises, in common with others entitled to the use the same. Tenant, upon paying this Lease, may peacefully and quietly enjoy the Premises during the Term, subject to the provisions of this Lease. Landlord may, at its option, set aside a parking area or areas to be used by Tenant and Tenant's employees which shall, thereafter, be used by Tenant and Tenant's employees to the exclusion of other areas.

Notwithstanding anything herein contained to the contrary, Landlord shall have the right, at its option, upon at least one hundred twenty (120) days written notice to Tenant, to relocate Tenant and to substitute for the Premises other premises in the Building containing at least as much rentable area as the original Premises, provided that such substitute premises are available. Such substituted premises shall be improved by Landlord, at its expense, with decorations and improvements at least equal in quality and quantity to those in the original Premises at the time of such relocation and the floor plan of the substituted premises shall be similar to the Premises. In connection with such relocation, Landlord shall reimburse to Tenant, Tenant 's reasonable expenses incurred for moving including door lettering, stationary costs and telephone relocation. Upon completion of such relocation, the substituted premises shall constitute the Premises for all purposes of this Lease. Tenant shall extend all reasonable cooperation to Landlord in connection with any such relocation. Tenant shall immediately relocate to the substituted premises at the expiration of such sixty (60) day period or when Landlord tenders the substituted premises to Tenant ready for occupancy, whichever is later. In addition to Landlord 's other rights and remedies under this Lease, Tenant shall indemnify, defend and hold Landlord harmless from and with respect to all damages, losses and expenses (including reasonable attorneys' fees) arising out of Tenant 's breach of this Section. Tenant 's indemnification obligations under this Section shall survive the expiration of termination of this Lease.

3. RENT: Tenant shall pay to Landlord, as Base Rent for the Premises, the rental set forth in subparagraph E of Paragraph 1 hereof and any additional rent as set forth herein. All rent shall be paid in advance on the first day of each calendar month during the tenn hereof. All such rent shall be paid, without deduction or offset, at the office of Landlord or to such other person or at such place as Landlord may designate in writing.

In the event Tenant shall fail to pay, when the same is due and payable, any installment of the Base Rent or any additional rent to be paid by Tenant to Landlord under the terms of this Lease, then such unpaid amounts shall bear interest from the due date thereof to the date of payment, at the rate of twelve (12%) percent per annum. In any event, however, Tenant shall be charged a service charge with respect to each monthly installment of rental not received by the fifth (5th) day of the calendar month for which said installment is due. Such service charge shall reimburse Landlord for the additional administrative expenses incurred by Landlord in connection with the collection of such late installment of monthly rental. The service charge shall be One Hundred and 00/100 ($100.00) Dollars for any rental not paid by the fifth (5th) day of the month, and Two Hundred and 00/100 ($200.00) Dollars for any rental not paid by the tenth (10th) day of such month.

4. RENT ADJUSTMENT/ADDITIONAL RENT:

(a) The following terms shall have the following meanings with respect to the provisions of this Paragraph 4:

(1) "Operating Expense Base" shall mean the quotient (expressed as a dollar amount) obtained by dividing (i) Opearting Expenses (defined below) for calendar year 2006 by (ii) the rentable square footage of the Building.

(2) "Tenant's Pro-Rata Share" shall mean that proportion of any increase in Operating Expenses (defined below) for any calendar year over the Operating Expense Base, as the total number of rentable square feet of the Premises compares to the total number of rentable square feet in the Building.

(3) "Operating Expenses" shall:

A. Mean all operating expenses of any kind or nature with respect to the Building Complex, as determined in accordance with generally accepted accounting principles and shall include, but not be limited to, all general and special real estate or ad valorem taxes or special assessments

levied against the Building Complex by any governmental or quasi-governmental authority or any taxes or assessments which shall be levied on the Building Complex in lieu of, or in addition to, all or any portion of any such real estate taxes or assessments, or which shall be levied on the rentals of the Building Complex (other than net income taxes), but, in this case, the computation shall be made as if this were Landlord's only building, or which shall be levied on Landlord as a result of the use, ownership or operation of the Building Complex; the cost of Building Complex supplies; costs incurred in connection with all energy sources for the common areas of the Building Complex, such as propane, natural gas, steam, electricity, solar energy and fuel oil; the costs of water and sewer services; janitorial services; general maintenance and normal repair of the Building complex, including the heating and air-conditioning systems of the Building Complex; landscaping maintenance; maintenance, repair, striping and replacement of all parking areas furnished by Landlord for use by tenants of the Building; the cost of rubbish removal, snow removal and service for the elevator, HVAC and alarm systems of the Building Complex; the cost of such security guard and protection services as may be deemed reasonably necessary by Landlord; insurance in amounts and coverage determined by Landlord, including fire and extended coverage, rental interruption, sprinkler leakage, plate glass and public liability insurance (but Tenant shall have no interest in such insurance or the proceeds thereof); labor costs incurred in the operation and maintenance of the Building Complex, including wages and other payments, costs to Landlord of Worker's Compensation and disability insurance; payroll taxes, and welfare fringe benefits; professional building management fees; legal, accounting, inspection and consultation fees incurred in connection with the Building Complex to the extent required by any governmental authority or any other inspection or consultation fees required for the normal, prudent operation of the Building Complex and not normally the responsibility of the managing agent; the cost of any capital improvements to the Building Complex or any machinery or equipment installed in the Building Complex which is made, or becomes operational, as the case may be, after the Commencement Date, which costs shall be amortized over the useful life of the capital improvement (as reasonably estimated by Landlord's accountant); all other common area costs and expenses relating to the Building Complex, and all other charges properly allocable to the repair, operation and maintenance of the Building Complex in accordance with generally accepted accounting principles. If the Building is not fully occupied during any calendar year, the Operating Expenses for such year shall be adjusted to reflect the greater of: (a) actual occupancy; or (b) a 95% occupancy of the Building. If Landlord selects an accrual accounting basis for calculating Operating Expenses, Operating Expenses shall be deemed to have been paid when such expenses have accrued in accordance with generally accepted accounting principles.

(4) Expressly exclude Landlord's income taxes, leasing commissions, interest on debt or amortization payments on any mortgage or deeds of trust and rental under any ground or underlying leases or lease; advertising and promotional expenditures; and any other expense which, under generally accepted accounting principles, would not be considered a normal maintenance or operating expense, except as otherwise specifically provided herein.

(b) It is, hereby, agreed that during each calendar year of the term hereof, Tenant shall pay to Landlord Tenant's Pro-Rata Share of the amount of any excess Operating Expenses over the Operating Expense Base. Beginning with the first calendar year in which this Lease commences, the monthly rent to be paid by Tenant to Landlord shall be increased by an amount equal to 1/12th of the estimated increase, if any, in Tenant's Pro-Rata Share of the Operating Expenses for each calendar year over the Operating Expense Base, with an adjustment to be made

between the parties at a later date as hereinafter provided. As soon as practicable following the end of each calendar year during the term of this Lease, Landlord shall submit to Tenant a statement setting forth the exact amount of the increase, if any, in Tenant's Pro-Rata Share of the Operating Expenses for the calendar year just completed over the Operating Expense Base, and the difference, if any, between Tenant's actual Pro-Rata share of the Operating Expenses for the calendar year just completed and the estimated amount of Tenant's Pro-Rata Share of the Operating Expenses (on which rent is based) for such year. Prior to the end of each calendar year during the term hereof, or as soon as practicable following the end of each calendar year, Landlord shall submit to Tenant a statement setting forth the amount reasonably estimated by Landlord as the increase, if any, in the Operating Expenses for the subsequent year and the amount of the increased monthly rent to be paid by Tenant for such subsequent year computed in accordance with the foregoing provisions. It is to be understood and agreed that all estimating provisions, as referenced above, shall be computed on the basis of the Operating Expenses being adjusted as if the Building were not more than 95% occupied. To the extent that Tenant's Pro-Rata Share of the actual Operating Expenses for the period covered by such a statement is different from the estimated increases upon which Tenant paid rent during the calendar year just completed, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, as the case may be, the difference within thirty (30) days following receipt of said statement from Landlord. In addition, with respect to the monthly rent, until Tenant receives such statement, Tenant's monthly rent for the new calendar year shall continue to be paid at the then current rate, but Tenant shall commence payment to Landlord of the monthly installments of the rent on the basis of the statement beginning on the first day of the month following the month in which Tenant receives such statement. Moreover, Tenant shall pay Landlord, or shall receive a credit against the next installment due hereunder, as the case may be, on the date required for the first payment of rent as adjusted, the difference, if any, between the monthly installments of rent so adjusted and the monthly installments of rent actually paid during the new calendar year. In no event shall any adjustment hereunder result in a decrease in the Base Rent or additional rent payable pursuant to any other provision of this Lease (except escalation pursuant to this Paragraph 4), it being agreed that the payments under this Paragraph 4 are an obligation supplemental to Tenant's obligation to pay the Base Rent.

(c) If Tenant occupies the Premises for less than a full calendar year during the first or last calendar years of the term hereof, Tenant's Pro-Rata Share for such partial year shall be calculated by proportionately reducing the Operating Expense Base to reflect the number of months in such a year during which Tenant occupied the Premises (the "Adjusted Operating Expense Base"). The Adjusted Operating Expense Base shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Operating Expense Base. Tenant shall pay its Pro-Rata Share of any such increases within thirty (30) days following receipt of notice thereof.

(d) Landlord's failure during the Lease term to prepare and deliver any statements or bills, or Landlord's failure to make a demand under this Paragraph or under any other provision of this Lease, shall not, in any way, be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which any have become due pursuant to this Paragraph during the term of this Lease, except as otherwise specifically set forth in this Lease. Tenant's liability for all Additional Rent due under this Paragraph 4 shall survive the expiration or earlier termination of this Lease.

(e) Nothwithstanding anything herein to the contrary, in no event shall Tenant's Pro-Rata Share relative to "Controllable Costs" (Controllable Costs are defined as Operating Expenses minus "Noncontrollable Costs") increase more than five percent (5%) from the previous calendar year, on a cumulative basis (the "Controllable Cost Cap"). Charges for utilities, snow and ice removal, real estate

taxes and insurance shall not be subject to the Controllable Cost Cap and are referred to herein as Noncontrollable Costs.

5. TERM: The term of this Lease (the "Term") shall be for the term described in subparagraph D of Paragraph 1. The Term and Tenant's obligation to pay Rent (including Base Monthly Rent and Additional Rent as defined herein) shall commence on the earlier to occur of (the "Commencement Date"): (a) the date Landlord notifies Tenant that the Premises are available or deemed available for occupancy, as provided in Paragraph 8 hereof, or (b) the date on which Tenant or anyone claiming by, under or through Tenant, shall first occupy any portion of the Premises for any purpose other than to install trade fixtures and furnishings and to make the Premises ready for the conduct of Tenant's business, provided however, that Tenant does not interfere with Landlord's work. The Premises shall be conclusively deemed available for occupancy when Landlord's architect certifies, in writing, that the work required to be performed by Landlord, if any, as described in Exhibit "C" has substantially been completed. Landlord's work, if any, shall be deemed substantially completed, notwithstanding that (a) certain minor or non-material details of construction, mechanical adjustment or decoration ("punch list items") are incomplete, or (b) portions of Landlord's work are incomplete because such work cannot be performed until work to be performed by, or on behalf of, Tenant is completed. In the event Landlord is delayed in completing Landlord's work by any delay, interference or hindrance of such work by Tenant, Tenant's contractors or any of their employees or agents, or by any changes in such work requested by Tenant and agreed to by Landlord, or by Tenant's failure to timely and properly perform any of its obligations imposed pursuant to any work agreed upon between Landlord and Tenant, the Premises shall be conclusively deemed substantially completed and available for occupancy on the date on which the same would have occurred in the absence of such delay, which date shall be conclusively determined by Landlord's architect. If the Commencement Date is other than the first day of the first calendar month, then the term shall begin on the first day of the first calendar month following the Commencement Date ("Anniversary Date") and Tenant shall pay its Pro-Rata rent for its portion of the first partial month.

6. CHARACTER OF OCCUPANCY:

(a) The Premises are to be used only for those purposes set forth in subparagraph H of Paragraph 1 hereof, and any other incidental use which is legally permitted and is not inconsistent with the character and type of tenancy found in quality office buildings in the Detroit, Michigan metropolitan area.

(b) Tenant shall not suffer nor permit the Premises, nor any part thereof to be used in any manner, nor anything to be done therein, which would in any way (i) make void or voidable any fire or liability insurance policy in force with respect to the Building; (ii) make unobtainable from reputable insurance companies authorized to do business in Michigan, any fire insurance with extended coverage, or liability, elevator, boiler, or other insurance required to be furnished by Landlord under the terms of any lease or mortgage to which this Lease is subordinate at standard rates, provided Tenant is not deprived of its intended use of the Premises; (iii) cause, or in Landlord's reasonable opinion, be likely to cause, physical damage to the Building or any part thereof; (iv) constitute a public or private nuisance; (v) impair, in the opinion of the Landlord, the appearance, character or reputation of the Building; (vi) discharge objectionable fumes, vapors or odors into the Building air-conditioning system or into the Building flues or vents not designed to receive them or otherwise, in such a manner as may unreasonably offend other occupants; (vii) impair or interfere with any of the Building services or impair or interfere with, or tend to impair or interfere with, the use of any of the other areas of the Building by, or occasion discomfort or annoyance to Landlord, or any of the other tenants or occupants of the Building, any such impairment or interference to be in the reasonable judgment of Landlord; (viii) increase, on an ongoing, periodic basis, the pedestrian traffic in and out of the Premises or the Building above an ordinary level; (ix) constitute waste; or (x)

make any noise or set up any vibration which will disturb other tenants except in the course of permitted repairs or alteration.

(c) Tenant shall not use the Premises nor permit anything to be done in or about the Premises which will, in any way, conflict with any law, statute, ordinance or governmental rule or regulation now in force, or which may hereafter be enacted or promulgated. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Landlord shall give prompt notice to Tenant of any notice it receives relating to the violation by Tenant of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.

7. <u>CONDITION OF PREMISES:</u> Landlord will, prior to commencement of the Term, install in the Premises, the improvements as described and specified in Exhibit "C". Tenant shall pay Landlord for such construction and remodeling to the extent and in the manner provided in said Exhibit "C". Landlord shall have no other obligation to make any repairs or to remodel the Premises.

8. <u>POSSESSION:</u> Landlord shall have no liability to Tenant if Landlord shall be unable to deliver possession of the Premises on the date of commencement of the Term of this Lease by reason of the holding over of the prior occupant or by reason of delay in completion of the building of which the Premises are a part, or in completing, repairing or remodeling the Premises for Tenant's occupancy, if such is provided herein, or for any other cause beyond the reasonable control of Landlord but, in such event, the Term and Rent shall not commence until possession of the Premises is tendered to Tenant and the expiration of the Term shall be extended accordingly. If delay in tender of possession is caused by Tenant, Tenant shall pay Base Monthly Rent and Additional Rent for the period of such delay. If Tenant shall occupy the Premises prior to the date of commencement of the Term with the consent of Landlord, such occupancy shall be subject to all of the Terms and Conditions of this Lease, including payment of Rent and all other charges. Tenant shall, from time to time, within ten (10) days after request by Landlord, execute and deliver to Landlord a certificate confirming this Landlord, the status thereof and of the Premises and Tenant's occupancy thereof, in such form and with respect to such other matters as Landlord may reasonably request.

9. <u>SERVICES AND UTILITIES:</u>

(a) Landlord agrees, without charge except as provided herein, and in accordance with standards reasonably established from time to time prevailing for office buildings in the Metropolitan Detroit area, to furnish water to the Building for use in lavatories and drinking fountains (and to the Premises, if the plans for the Premises so provide); during the hours from 8:00 a.m. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday (excluding holidays) to furnish such heated and cooled air to the Premises as may in the judgment of Landlord, be reasonably required for the comfortable use and occupancy of the Premises, provided that the Tenant complies with the recommendations of Landlord's engineer regarding occupancy and use of the Premises; to provide janitorial services for the Premises (including such interior and exterior window washing as may be determined by Landlord, but no less frequently than two (2) times per year), such janitorial services to be provided after 6:00 p.m. five (5) days a week, Monday through Friday, (excluding legal holidays); during ordinary business hours to cause electric current to be supplied for lighting the public portions of the Building or Building Complex; and to furnish such snow removal services to the Building Complex as may, in the judgment of Landlord, be reasonably required for safe access to the Building Complex.

(b) Tenant hereby agrees to pay all charges with respect to electrical services furnished to (Additional Rent), or used within, the Premises. Landlord agrees, at its sole cost and expense, to provide and install appropriate meters or submeters at the Premises for measuring Tenant's consumption of electricity. Tenant shall pay

all such charges for electricity within ten (10) days after the date of submission of a monthly statement to Tenant. Charges for electricity shall be at the same rates, terms and conditions as rates, terms and conditions for comparable services from the Detroit Edison Company.

(c) If Tenant requires water or other building services in excess of that usually furnished or supplied for use in the Premises as general office space, Tenant shall first procure the consent of Landlord such amounts as Landlord reasonably determines are necessary to cover the costs of such increased use of water and other services, including any cost incurred in connection with the installation of any meters or other equipment and materials associated with said changes.

(d) Tenant agrees that Landlord shall not be liable for failure to supply any heating, air-conditioning, elevator, electrical, janitorial, lighting or other services during any period when Landlord uses reasonable diligence to supply such services, or during any period Landlord is required to reduce or curtail such services pursuant to any applicable laws, rules or regulations, now or hereafter in force or effect; it being understood that Landlord may discontinue, reduce or curtail such services, or any of them (either temporarily or permanently) at such times as it may be necessary by reason of accident, unavailability of employees, repairs, alterations, improvements, strikes, lockouts, riots, acts of God, application of applicable laws, statutes, rules and regulations, or due to any other happening beyond the control of Landlord. In the event of any such interruption, reduction or discontinuance of Landlord's services (either temporarily or permanent), Landlord shall not be liable for damages to persons or property as a result thereof, nor shall the occurrence of any such event in any way be construed as an eviction or setoff of rent, or operate to release Tenant from any of Tenant's obligations hereunder.

(e) Whenever heat-generating machines or equipment are used by Tenant in the Premises which effect the temperature otherwise maintained by the air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises in the event Landlord's independent consulting engineer determines same are reasonably necessary as a result of Tenant's use of lights or equipment which generate heat loads in excess of those for which the HVAC system is designed and the cost therefor, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

10. ASSIGNMENT AND SUBLETTING: Tenant may not assign this Lease or any interest therein or sublet the Premises or any part hereof, without prior written consent of Landlord. In the event Landlord shall so consent, Tenant shall remain liable for any of its obligations under this Lease.

11. SUBORDINATION: Tenant agrees that this Lease shall be subordinate to any mortgage or trust deeds that may hereafter be placed upon said Premises and/or part thereof or the Building and to any and all advances to be made thereunder, and to the interest thereof, and all renewals, replacements, and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize this Lease of Tenant in the event of foreclosure if Tenant is not in default. In the event of any mortgagee or trustee electing to have the Lease a prior encumbrance to its mortgage or deed of trust, then and in such event upon such mortgagee or trustee notifying Tenant to that effect, this Lease shall be deemed prior in encumbrance to the said mortgage or trust deed, whether this Lease is dated prior to, or subsequent to, the date of said mortgage or trust deed.

12. ACCESS: Landlord shall have the right to enter upon the Premises at any time for the making of inspections, repairs or alterations, as Landlord may deem necessary, to exhibit the protection, operation or improvement of the Building.

13. FIRE: If the Premises are damaged or destroyed by fire or other casualty insured under standard fire and extended coverage insurance, Landlord shall repair and restore the same with reasonable dispatch. The obligation of Landlord to restore is limited to the condition

the Premises were in prior to any damage. Rent shall abate pro-rata in proportion to the extent of untenantabililty until the Premises shall be restored to a tenantable condition. Notwithstanding any other provision herein, if damage to the Building of which the Premises are a part is so extensive that the same cannot reasonably be repaired within 180 days, or if Landlord elects not to restore the Building to its form prior to the damage, Landlord may terminate this Lease by notice to Tenant if the Premises are not restored to a tenantable condition within 180 days, other than by reason of cause beyond the reasonable control of Landlord. Tenant may terminate this Lease by notice in writing to Landlord within fifteen (15) days after the expiration of the 180-day period. Landlord and Tenant hereby waive any and all right of recovery against each other for any loss or damage caused by fire or any other risks covered by standard fire and extended coverage, vandalism and malicious mischief insurance policies. Landlord and Tenant shall each endeavor to procure an appropriate clause in, or endorsement to, each of its policies for fire and extended coverage insurance, pursuant to which the insurance company waives subrogation or consents to waiver of its right of recovery against the other party, which, in the case of Tenant, shall be deemed to include any subtenant in the Premises, and having obtained such clause or endorsement of waiver of subrogation or consent to a waiver of right of recovery, such party hereby agrees that it will not make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others covered by such fire and extended coverage insurance; provided, however, that the release, discharge and covenant not to sue herein contained, shall be limited by the terms and provisions of the waiver of subrogation clause or endorsement, or the clause or endorsement consenting to a waiver of right of recovery and shall be co-extensive therewith.

14. EMINENT DOMAIN: If all of the Premises or the use and occupancy thereof are taken under the power of Eminent Domain, this Lease shall terminate at the time of such taking. If any portion of the Building of which the Premises are a part or the use and occupancy thereof shall be taken under the power of Eminent Domain, Landlord may, at landlord's option, at any time after the entry of the verdict or order for such taking, terminate this Lease by not less than thirty (30) days notice, in writing, to Tenant. If twenty (20%) percent or more of the Premises shall be taken and the remainder is unsuitable for Tenant's purposes, Tenant may terminate this Lease, by notice in writing to Landlord within thirty (30) days after the taking and, in such event, Tenant shall vacate within thirty (30) days after such termination. If Tenant does not terminate, Rent shall be reduced in proportion to the area of the Premises taken. All damages and compensation awarded for any taking under the power of Eminent Domain shall belong to, and be the property of, Landlord, whether such damages or compensation be awarded for the leasehold or the fee or other interest of Landlord or Tenant in the Premises.

15. INDEMNITY AND LIABILITY INSURANCE: Tenant shall indemnify Landlord from all liability for damages to person or property in, on or from the Premises from any cause whatsoever, other than the negligent or wrongful act of Landlord. Tenant shall procure and keep in effect during the Term, comprehensive public liability and property damage insurance, naming Landlord and Tenant as insured, with limits of not less than $500,000 for damages resulting to one (1) person; $1,000,000 for damages resulting from any one (1) occurrence; and $500,000 for damages to property resulting from one (1) occurrence. Tenant shall deliver policies of such insurance or certificates thereof to Landlord, which shall name Landlord and Landlord's managing agent (currently Finsilver/Friedman Management Corporation) as additional insureds, and shall provide that the same may not be canceled without, and not less than thirty (30) days, prior written notice to Landlord and Landlord's managing agent.

16. DAMAGE: Landlord shall have no liability, except for gross negligence of Landlord or its employees for any loss or damage that may be occasioned by or through the acts or omissions of others, including persons occupying other premises in the Building. Landlord shall have no liability for any loss or damage from water leakage from any source, or from leakage, overflow, stoppage or backing up, or other condition of any facilities or utilities, or from fire, explosion or any other casualty, or for any loss or damage from any other cause whatsoever, including theft.

17. HOLDING OVER: In the event Tenant holds over, after the expiration of the term of this Lease without consent of Landlord, the tenancy shall thereafter be from month-to month on the same terms and conditions as are herein set forth, in the absence of a written agreement to the contrary, provided, however, that the Base Monthly Rent for such period shall be equal to 150% of the Base Monthly Rental, as provided for in the last year of this Lease.

18. SURRENDER: Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) expected, and return the keys for the Premises to Landlord at the place then fixed for payment of Rent. Upon such surrender, all right, title and interest of Tenant in the Premises shall cease. All costs and expenses incurred by Landlord in connection with repairing or restoring the Premises to the condition called for herein, together with costs, if any, of removing from the Premises any property of Tenant left therein, shall be invoiced to Tenant and shall be payable as Additional Rent within five (5) days of receipt of the invoice.

19. DELINQUENCY: If Tenant shall fail to pay or perform any obligations of Tenant hereunder, Landlord may, at Landlord's option, pay or perform the same, in which event the amount expended by Landlord therefore shall be Additional Rent due and payable forthwith.

20. DEFAULT:

(a) The following events (herein referred to as an "event of default") shall constitute defaults of Tenant hereunder:

(1) Tenant shall default in the due and punctual payment of rent, or any other amounts payable hereunder, and such default shall continue for seven (7) days after receipt of written notice from Landlord;

(2) This Lease or the estate of Tenant hereunder shall be transferred to, or shall pass to, or devolve under any other person or party in violation of this Lease, except as permitted herein;

(3) This Lease or the Premises or any part thereof shall be taken upon execution or by other process of law directed against Tenant, or shall be taken upon, or subject to, any attachment at the instance of any creditor or claimant against Tenant, and said attachment shall not be discharged or disposed of within fifteen (15) days after the levy thereof;

(4) Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under an insolvency act of any state, or shall voluntarily take advantage of any such law or act by answer or otherwise, or shall be dissolved or shall make an assignment for the benefit of creditors, unless such action will permit Tenant to continue performance of this Lease;

(5) Involuntary proceedings under any such bankruptcy law or insolvence act, or for the dissolution of Tenant, shall be instituted against Tenant, or a receiver or trustee shall be appointed of all, or substantially, of the property of Tenant, and such proceeding shall not be dismissed, or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment unless such action will permit Tenant to continue performance of this Lease;

(6) Tenant shall fail to take possession of the Premises within ninety (90) days of the Commencement Date;

(7) Tenant shall abandon the Premises for ten (10) consecutive days; and

(8) Tenant shall fail to perform any of the other agreements, terms, covenants or conditions hereof on Tenant's part to be performed, and such non-performance shall continue for a period of thirty (30) days after notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not, in good faith, have commenced such performance with such thirty (30) day period and shall not diligently proceed therewith to completion.

(b) Upon the occurrence of an event of default, Landlord shall have the right, at its election, then or at any time thereafter and while any such event of default shall continue, either:

(1) To give Tenant written notice of Landlord's intention to terminate this Lease on the date of such given notice or on any later date specified therein, whereupon on the date specified in such notice, Tenant's right to possession of the Premises shall cease and this Lease shall thereupon be terminated, except as to Tenant's liability to pay all Rent, Additional Rent, and any other obligations decided herein, as if the expiration of the term fixed in such notice were the end of the term herein originally demised; or

(2) To re-enter and take possession of the Premises or any part thereof, and repossess the same as Landlord's former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as may be reasonably necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. Should Landlord elect to re-enter as provided in this Paragraph 20 (b) (2), or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be greater or less than the periods which would otherwise have constituted the balance of the term of this Lease) and on such conditions and upon such other terms (which may include concession of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefor. Landlord shall, in no way, be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease, unless a written notice of such intention be given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any such re-entry and/or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in said notice.

(c) In the event that Landlord does not elect to terminate this Lease as permitted in Paragraph 20(b)(1) hereof, but on the contrary, elects to take possession as provided in Paragraph 20(b)(2), Tenant shall pay to Landlord: (i) the rent and other sums as herein provided, which would be payable hereunder if such repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the premises covered thereby include other premises not part of the Premises, a fair

apportionment of the rent received from such reletting and the expenses incurred in connection therewith, as provided aforesaid, will be made in determining the net proceeds from such reletting.

(d) In the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain, and not as a penalty, an aggregate sum which, at the time of such termination of this Lease represents the excess, if any, of the aggregate of the rent and all other sums payable by Tenant hereunder that would have accrued for the balance of the term over the aggregate rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises, but also such other charges as are required to be paid by Tenant under the terms of this Lease) for the balance of such term, both discounted to present worth at the rate of ten (10%) percent per annum.

(e) Suit or suits for the recovery of the amounts and damages set forth above may be brought by Landlord, from time to time, at Landlord's election and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired by limitation had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All costs incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provision of this Lease, including reasonable attorney's fees from the date any such matter is turned over to an attorney, shall also be recoverable by Landlord from Tenant.

(f) No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition. No agreement, term, covenant, or condition hereof to be performed or complied with by Tenant, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Landlord. No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any unilateral termination of this Lease, this Lease shall continue in force and effect as to any provisions hereof which require observance or performance of Landlord or Tenant subsequent to termination.

(g) Any amounts paid by either party to cure any defaults of the other hereunder, shall, if not repaid by the other party within ten (10) days of demand by the party paying such amount, thereafter bear interest at the rate of two (2%) percent above the prime rate as established by J.P. Morgan Chase & Co., or the highest rate permitted by applicable law, whichever is higher, until paid.

21. MECHANIC'S LIENS: Tenant shall:

(a) Pay, before delinquency, all costs and expenses of work done or caused to be done by Tenant in the Premises;

(b) Keep the title to the Building, and every part thereof, free and clear of any lien or any encumbrance in respect of such work; and

(c) Indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work.

(d) Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has, or reasonably should have, knowledge with affects the title to the building or any part thereof, and shall cause the same to be removed within ten (10) days (or such additional time as Landlord may consent to in writing).

(e) If Tenant shall fail to remove same within said time period, Landlord shall take such action as Landlord deems necessary to remove the same and the entire costs thereof shall be immediately due and payable by Tenant to Landlord, and such amount shall bear interest as established by Bank One, plus two (2%) percent from the date Landlord makes such payment.

(f) Notwithstanding the foregoing, if Tenant shall desire to contest any lien, Tenant shall have the right to do so by putting up a surety bond in the amount of 125% of the lien claim with Lawyer's Title Insurance Corporation, naming Landlord and Lawyer's Title Insurance Corporation as dual obligees, which surety company and bond shall be in form and substance satisfactory to Lawyer's Title Insurance Corporation.

22. QUIET ENJOYMENT: Landlord covenants and agrees with Tenant that, upon payment by Tenant of the Base Monthly Rent and Additional Rent and any other charges hereunder, and upon the observance and performance of all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the Terms and Conditions of this Lease (including, but not limited to, the provisions of Paragraph 11).

23. NOTICES: All notices provided herein shall be in writing. Any notice to Tenant may be served at the Premises by hand delivery or by mailing, by first-class mail, postage prepaid, addressed to the Premises, unless a different mailing address shall have been designated, by written notice received by the Landlord. Any notice to Landlord shall be served by depositing the same in the mail, certified mail, return receipt requested, with postage prepaid, addressed to the address at which Rent is paid hereunder.

24. EXTERIOR SIGN; ADVERTISING: Tenant shall erect no signs (exterior or interior) on the Premises without the prior written permission of Landlord. Landlord shall, at its sole cost and expense, provide signage on the building directory, at the suite entrance, and on the Building's monument sign (at a location to be determined by Landlord). Landlord and Tenant agree that Tenant's signage on the monument sign shall be subject to Landlord's approval and all applicable local ordinances and building codes. Landlord and Tenant further agree that the size of Tenant's sign on the monument sign shall be based on Tenant's pro-rata share, meaning the ratio of the rentable square feet of the Premises to the rentable square feet in the Building.

25. APPLICABLE LAW: This Lease shall be construed under the laws of the State of Michigan.

26. GENERAL: This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall be continuing, but shall only be for the time and to the extent therein stated. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, paragraphs and clauses.

27. <u>FORCE MAJEURE:</u> In the event Landlord shall be delayed or hindered in, or prevented from, the performance of any act required hereunder, by reason of strikes, lock-outs, labor trouble, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of Landlord, in performing work or doing acts required under the terms of this Lease, then performance of such acts shall be extended for a period of equivalent to the period of such delay.

28. <u>SEVERABILITY:</u> The invalidity or uneforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

29. <u>ENTIRE AGREEMENT:</u> This Lease shall constitute the entire agreement of the parties hereto, and all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified or discharges orally, but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

30. <u>UNLAWFUL USE:</u> Tenant agrees not to commit to permit any act to be performed on the Premises or any omission to occur which shall be in violation of any statute, regulation or ordinance of any governmental body or which will increase the insurance policy carried on the Building or which will be in violation of any insurance policy carried on the Building by the Landlord. The Tenant shall not disturb other occupants of the Building by making any undue or unseemly noise or otherwise shall not do, or permit to be done in or about the Premises, anything which will be dangerous to life or limb.

31. <u>MISCELLANEOUS:</u> This Lease shall inure to the benefit of the successors and assigns of Landlord and shall be binding upon and inure to the benefit of the permitted successors and assigns of Tenant. The rights and remedies provided herein shall be cumulative and shall not be exclusive of any other rights or remedies or any rights or remedies provided by law. Time shall be deemed of the essence and Landlord's failure to insist upon strict compliance therewith shall not be deemed a waiver of any of its rights hereunder.

32. <u>DEFINITION OF LANDLORD; LANDLORD'S LIABILITY:</u> The term "Landlord" as used in this Lease so far as covenants, agreements, stipulations or obligations on the part of the Landlord are concerned, is limited to mean and include only the owner or owners of fee title to the Premises or Building at the time in question and, in the event of any transfer or transfers of the title to such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then Grantor) will automatically be freed and relieved from and after the date of such transfer or conveyance of all personal liability for the performance of any covenants or obligations on the part of the Landlord contained in this Lease thereafter to be performed, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to perform and observe any and all covenants and obligations of Landlord hereunder. Nothing contained in this Paragraph shall be construed to permit Tenant to offset against rents due a successor landlord, a judgment (or other judicial process) requiring the payment of money by reason of any default of a prior landlord, except as otherwise specifically set forth herein.

If Landlord fails to perform any provision of this Lease upon Landlord's part to be performed and if, as a consequence of such default, Tenant recovers a money judgment against Landlord, such judgment may be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord and Landlord shall not be personally liable for any deficiency nor shall any partner of Landlord have any personal liability.

33. <u>ESTOPPEL CERTIFICATE:</u> Tenant, from time to time, shall, upon request by Landlord, execute, acknowledge and deliver a written statement certifying that this Lease is unmodified and in full force and effect (or that the same is in full force and effect as modified), the date to which Rent and other charges have been paid; that Landlord is not

in default hereunder (or specifically the nature of any default(s) Tenant claims to exist at the time of such certification), and such other matters pertaining to this Lease and Tenant's occupancy of the Premises as Landlord may request, it being intended that any such statement delivered pursuant to this Paragraph 33 may be relied upon by Landlord, a prospective purchaser of Landlord's interest, or mortgagee of Landlord's interest in the Building. Tenant shall not be entitled to withhold such statement on the basis of any delay in Tenant's occupancy or possession of the Premises or the Building.

34. NO RECORDING: Tenant shall not record this Lease, or any portion or any reference hereto. In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto, to be recorded, this Lease shall terminate at Landlord's option, or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

35. TENANT'S SPECIFICATIONS: All Tenant specifications included on Exhibit "C" or to be included, shall be in writing and signed and dated by both parties hereto.

36. SECURITY DEPOSIT: Landlord acknowledges the receipt of the funds stated in subparagraph G, Paragraph 1 hereof, which it is to retain as security for the faithful performance of all of the covenants, conditions and agreements of this Lease but, in no event, shall the Landlord be obligated to apply the same upon rents or other charges in arrears, or upon damages for the Tenant's failure to perform the said covenants, conditions and agreements; the Landlord may so apply the security, at its option; and the Landlord's right to possession of the Premises for non-payment of rent or for any other reason, shall not, in any event, be affected by reason of the fact that Landlord holds this security. Landlord shall not be obligated to keep the said security as a separate fund nor be required to pay interest on said monies, but may mix the said security with its own funds.

37. RULES AND REGULATIONS: Rules and regulations of the Building are incorporated herein by reference as Exhibit "D". Landlord reserves the right to make changes to said Rules and Regulations, from time to time, as circumstances arise or as the Landlord deems necessary.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESSED BY:

[signature]

Date: 4-24-06

LANDLORD:

Ridgeway Officentre Associates Limited Partnership, a Michigan limited partnership

By: [signature]
Michael P. Horowitz

Its: Partner

WITNESSED BY:

[signature]

Date: 4/20/06

TENANT:

Eternal Image, Inc., a Delaware corporation

By: [signature]
Clint Mytych

Its: President

GUARANTEE

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Landlord to enter into the foregoing Lease, the undersigned unconditionally guarantees to Landlord, its successors and assigns, the payment of the Base Monthly Rent and Additional Rent and all other payments to be made by Tenant under this Lease (the "Lease Payments"), and the full performance and observation by Tenant of all the other terms, covenants, conditions, and agreements therein provided to be performed and observed by Tenant, without requiring any notice of non-payment, non-performance, or non-observance, or proof of notice or demand, whereby to charge the undersigned, all of which the undersigned hereby expressly waives, and the undersigned expressly agrees that this Guarantee shall not be terminated, affected, or impaired, in any way whatsoever, by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of said Lease, or by reason of summary or other proceedings against Tenant, or by the omission of Landlord to enforce any of its rights against Tenant, or by reason of any extensions of time or indulgences granted by Landlord to Tenant.

Notwithstanding anything in this Guarantee to the contrary, after the expiration of the first twenty-four (24) complete calendar months of the Lease, the undersigned's obligation to the Landlord for the Lease Payments can be limited to the period of time the Tenant, or any assignee or transferee of Tenant, actually occupies the Premises, provided that Landlord is furnished with thirty (30) days prior written notice of the then Tenant's intention to vacate the Premises at the expiration of said thirty (30) day period.

The liability of the undersigned shall, in no way, be affected by any impairment, modification, change, release, or limitation of the liability of Tenant, or the estate of Tenant in bankruptcy, or of any remedy for the enforcement thereof resulting from the operation of any present, or future provision of the United States Bankruptcy Code (or any successor act) or other statute, or from the decision of any court, or by the rejection or disaffirmance of this Lease in any of the foregoing proceedings, or by the assignment or transfer of this Lease by Tenant, or by any disability or other defense of Tenant, or by the cessation from any cause whatsoever of the liability of Tenant. The undersigned further covenants and agrees that this Guarantee shall remain and continue in full force and effect as to any holdover, renewal, extension, or modification of said Lease.

IN WITNESS WHEREOF, the undersigned has executed this unconditional Guarantee this 20th day of April, 2006.

WITNESS: GUARANTOR:

[signature] [signature]

Clint Mytych

State of Michigan)
) ss.
County of)

On this 20th day of APRIL, 2006, before a Notary Public in and for said County, appeared Clint Mytych and acknowledged before me that he executed said instrument as his free act and deed.

[signature]

Notary Public, County of ______

My Commission Expires: ______

CARRIE L. TOKARCZYK
Notary Public, Wayne County, MI
My Commission Expires Jun. 30, 2007

EXHIBIT "A"

PREMISES


AVAILABLE

EXHIBIT "B"

LEGAL DESCRIPTION

Land in the City of Farmington Hills, County of Oakland, State of Michigan, and more fully described as:

Lots 14 and 15, Oakland Hills Orchards, as recorded in Liber 26 of Plats, Page 23, Oakland County Records.

EXHIBIT "C"

WORKLETTER

1. **Acceptance of Premises.** Except as set forth in this Exhibit, Tenant accepts the Premises in its "AS-IS" condition on the date that this Lease is entered into.

2. **Scope of Work.** Landlord, at its expense, shall perform the work in the Premises (the "Work") in accordance with the space plan that is attached hereto (the "Working Drawings"). Tenant shall sign the attached Working Drawings where indicated contemporaneously with signing this Lease. Within three (3) business days after the date of this Lease, Tenant shall select all Building-standard materials to be incorporated into the Work and give written notice of such selections to Landlord.

3. **Change Orders.** Tenant may initiate changes in the Work. All such Tenant initiated changes shall be performed on a proposal basis at Tenant's sole cost and expense as provided in this Paragraph 3. Each such change must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (a) if such requested change would adversely affect (in the reasonable discretion of Landlord): (i) the Building's structure or the Building's systems (including the Building's restrooms or mechanical rooms); (ii) the exterior appearance of the Building; or (iii) the appearance of the Building's common areas; or (b) if any such requested change might delay the Commencement Date, Landlord may withhold its consent in its reasonable discretion. If Tenant requests any changes to the Work described in the Working Drawings, then such increased costs and any additional design costs incurred in connection therewith as the result of any such change, including Tenant furnishing to Landlord an accurate architectural "as-built" plan of the Work as constructed, shall be paid for by Tenant upon completion of the change order after receipt of invoice and supporting documentations. Tenant shall be allowed fifteen (15) days from receipt of invoice for payment of change orders.

4. **Walk-Through; Punchlist.** When Landlord considers the Work in the Premises to be Substantially Completed (defined below), Landlord will notify Tenant and within three (3) business days thereafter, Landlord's representative and Tenant's representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work. Neither Landlord's representative nor Tenant's representative shall unreasonably withhold his or her agreement on punchlist items. The punchlist items shall be conclusively deemed approved by Tenant and Landlord shall have no further obligations to complete the punchlist items if Tenant is unavailable to conduct a walk-through of the Premises within ten (10) business days of (i) Landlord's notification of Substantial Completion of the Work, and/or (ii) Landlord's notification of completion of the punchlist items after Tenant's initial walk-through. Landlord shall use reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items. As used herein, "Substantially Completed" means the Work in the Premises is substantially completed (as reasonably determined by Landlord) in substantial accordance with the Working Drawings. Substantial Completion shall have occurred even though minor details of construction, decoration, and mechanical adjustments remain to be completed by Landlord.

5. **Miscellaneous.** To the extent not inconsistent with this Exhibit, the Lease shall govern the performance of the Work and Landlord's and Tenant's respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT "C"



EXEC OFFICE
9'-6" X 12'-6"
EXEC OFFICE
9'-6" X 12'-6"
EXEC OFFICE
17'-6" X 12'-6"
OFFICE
12' X 9'
KITCHEN
8' X 11'-6"
OFFICE
11'-6" X 8'-6"
OFFICE
12' X 9'
ENTRY/STAFF
10'-6" X 22'
CONF RM
15'-6" X 12'
OFFICE
12' X 9'

NOTES:

1. INSTALL NEW BUILDING STANDARD CARPET AND BASE THROUGHOUT. INSTALL UPGRADED CUT PILE CARPET IN (3) EXEC. OFFICES AND CONF RM W/ MATCHING CARPET BASE.
2. FURNISH & INSTALL NEW VWC THROUGHOUT COMMON CORRIDOR, (1) OFFICE, CONF RM AND MILLWORK WALL IN BREAK RM ONLY. ALL OTHER VWC TO REMAIN.
3. REPAIR OR REPLACE EXISTING VWC WHERE DAMAGED (SOME WALL DAMAGE NOTED ON PLAN BY "X").
4. REPLACE BASE & WALL CABINETS AND COUTERTOP IN BREAK RM. INSTALL NEW PLAM CABINETS, BRUSHED STAINLESS STEEL HARDWARE AND NEW PLAM COUTERTOP AND BACKSPLASH. REINSTALL EXISTING SINK AND FAUCET. VERIFY THAT DISPOSAL IS IN WORKING CONDITION AND REINSTALL IF POSSIBLE. TT TO PROVIDE U/C REF AND M/W.
5. RELAMP (26) LIGHT FIXTURES W/ SPX40 LAMPS AND INSTALL NEW 3X3 PARACUBE LENSES.

By signing below, I agree to the following:
-This plan represents the entire scope of work to be performed within the depicted suite.
-Any work beyond that which is depicted will be done on a proposal basis.
-Each proposal will be the responsibility of the Tenant signing below and will be performed at the Tenant's cost. I am the duly appointed representative of the Tenant and as such, I have the authority to sign this plan.

Approved By: [signature]

Title:

Date: 6-20-06

NORTH

SCALE : 1/8"=1'-0"

FRIEDMAN Friedman Real Estate Group, Inc. 34975 W. Twelve Mile Road, Suite 200 Farmington Hills, MI 48331 Phone: 248.324.2000 Fax: 248.848.3506 Web: www.friedmanrealestate.com	ETERNAL IMAGE FINAL PLAN 04/05/06 RIDGEWAY 25800 ORCHARD LAKE-FARMINGTON HILLS, MI	SUITE 130 2,021 RSF See leasing agent for details. Todd Hawley or Rick Kaplan (248) 324-2000	KEYPLAN

EXHIBIT "D"

RULES AND REGULATIONS

A. No sign, picture, lettering, notice or advertisement of any kind shall be painted or displayed on, or from, the windows, doors, roof, or interior walls of the Building, or Building exterior or grounds in which the Premises are located. All of Tenant's interior sign painting or lettering shall be done by Landlord in accordance with Landlord's specifications and the cost thereof shall be paid by Tenant.

B. Vending machines will not permitted to be installed by anyone but the Landlord.

C. No electric or other wires, for any purpose, shall be brought into the Premises without the Landlord's written permission. Boring, cutting or stringing of wires shall not be done without Landlord's prior written permission. Tenant shall not disturb or interfere with the electric light fixtures. Any work upon, or alteration to, the same shall be done only by persons authorized by Landlord.

D. Water closets and other toilet fixtures shall not be used for any purpose other than that which the same is intended. Any damage resulting to same, from Tenant's misuse, shall be paid for by Tenant. No person shall waste water, or interfere, or tamper with the faucets or otherwise.

E. No person shall disturb the occupants of this or adjoining buildings or premises by the use of radios, television sets, loudspeakers, musical instruments, or by making loud or disturbing noises.

F. No bicycle, motorcycle, or other vehicle, and no dog, cat, or other animal, shall be allowed in offices, halls, corridors, or elsewhere in the Building.

G. All safes, equipment or other heavy articles shall be carried in or out only at such times and in such manner as shall be prescribed in writing by Landlord, and Landlord shall have the right to specify the proper position of any safe, equipment or other heavy article which shall only be used by Tenant in a manner which will not interfere with, or cause damage to, the Premises or the Building in which they are located or to the other tenants or occupants of the Building.

Tenant shall be responsible for any damage to the Building or the property of its tenants or others, and injuries sustained by any person resulting from the use or moving of such articles in and out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

H. No additional lock or locks shall be placed on any door in the Building without Landlord's prior written permission. A reasonable number of keys will be furnished by Landlord and Tenant shall not make or permit any duplicate keys to be made without Landlord's written permission.

I. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business on the Premises, or use oil, burning fluids, camphene or gasoline for heating or lighting, or for any other purpose. No articles deemed hazardous on account of fire or other dangerous properties, or any explosive, shall be brought into the Premises. This prohibits the use of hot plates (cooking). Only U.L. approved electric percolators shall be permitted.

J. The Premises shall not be used for loading or sleeping, or for any immoral or illegal purpose or acts.

K. Landlord shall have the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same.

L. Wherever the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, servants and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, servants and visitors.

M. Landlord shall have the right to enter the Premises at hours convenient to the Tenant for the purpose of exhibiting the same perspective Tenant's within sixty (60) days period prior to the expiration of this Lease, and may place signs advertising the Premises for rent on the windows and doors of the Premises at any time within said sixty (60) day period.

N. Each Tenant, before closing and leaving the Premises at any time, shall see that all Tenant entrance doors are closed and locked, and that Building security regulations are followed. In the event Tenant installs, or causes to be installed, any internal security system within and for the Premises, Tenant shall notify Landlord of such installation in advance and shall provide Landlord with means of access to the Premises at all times. Tenant shall pay all costs and expenses attributable to such system and any disruption it may cause by way of, but not limited to, false alarms.

O. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent same.

P. There shall not be used in any space, or in public halls of the Building, either by Tenant, its servants, employees, agents, visitors or licensees, or by jobbers or others, in the delivery or receipt of merchandise, a hand truck, except those equipped with rubber tires and side guards.

Q. Without first obtaining Landlord's written permission, no Tenant shall install, attach or bring into the Premises, any instrument, duct, refrigerator, air conditioner, water cooler, or any other appliance requiring the use of gas, electric current or water. Any breach of this covenant will authorize the Landlord to enter the Premises and remove whatever Tenant may have so installed, attached or brought in, and charge the cost of such removal and any damage that may be sustained thereby, as Additional Rent payable with the next Base Monthly Rent occurring under this Lease.

R. Each Tenant shall be responsible for all persons authorized to have access to the Building and shall be liable to Landlord for all their acts or neglects while in the Building. Landlord may require all persons given access to the Building during non-business hours to sign a register on entering and leaving the Building.

S. Tenant shall not do any cooking, conduct any restaurant, luncheonette or cafeteria, for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other process of any unusual or objectionable odors to emanate from the Premises.

T. Tenant and its employees shall park only in strict compliance with all signs posted and regulations issued by owner, within spaces designated for parking, and not in such a manner as to block other parking spaces, drives, loading areas or fire lanes. Tenant hereby authorizes Landlord to remove any improperly parked vehicle from the parking lot, at Tenant's sole risk and expense. To facilitate security arrangements and parking controls, a list of the names of Tenant's employees working in the Building and of their vehicle license number shall be furnished to the Landlord upon request.

U. Building directory tablet will be furnished by the Landlord and the number of lists thereon for each Tenant shall be at the discretion of the Landlord. Landlord shall have the right to prohibit any advertising by the Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from, or discontinue, such advertising. Tenant shall not use the name of the Building or its owner on any advertising without the express written consent of Landlord. Directory signs shall not contain a description of the nature of Tenant's business.